EXHIBIT 10.2
FIRST AMENDMENT TO THE
SMITH INTERNATIONAL, INC.
THIRD AMENDED AND RESTATED
1989 LONG-TERM INCENTIVE COMPENSATION PLAN
(As Amended and Restated as of January 1, 2008)
W I T N E S S E T H
     WHEREAS, Smith International, Inc. (the “Company”) maintains the Smith International, Inc. Third Amended and Restated 1989 Long-Term Incentive Compensation Plan, as amended and restated effective as of January 1, 2008 (the “Plan”) for the purpose of providing additional incentives to officers and other valued employees of the Company; and
     WHEREAS, in Section 9.7 of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan at any time; and
     WHEREAS, the Board now desires to amend the Plan to incorporate certain transition rules under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);
     NOW, THEREFORE, the Plan is hereby amended by this First Amendment thereto, as follows:
     1. Section 9.18 is deleted, in its entirety, and replaced with the following new Section 9.18:
     9.18 Section 409A Compliance
To the extent that the Plan provides for the payment of amounts that constitute “nonqualified deferred compensation” under Code Section 409A, the Plan is intended to comply with the provisions of Section 409A so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed and made available to Grantees or beneficiaries. Notwithstanding any other Plan provision to the contrary, payment of Incentive Awards under the Plan before December 31, 2008 may, at the Grantee’s election, be deferred or accelerated to a date that Grantee specifies in such election, subject to approval by the Committee, provided that (a) no amount otherwise payable in 2007 shall be deferred beyond 2007, (b) no amount otherwise payable after 2007 shall be accelerated and paid in 2007, (c) no amount otherwise payable in 2008 shall be deferred beyond 2008 unless the Grantee’s election was made not later than December 31, 2007, and (d) no amount otherwise payable after 2008 shall be accelerated and paid in 2008 unless the Grantee’s election was made not later than December 31, 2007. In the event that the Internal Revenue Service (or other governmental entity) extends this transition rule under Code Section 409A, such extension shall automatically apply to the Plan.
[Signature page follows.]
     IN WITNESS WHEREOF, this First Amendment to the Plan is hereby executed on this ___day of                     , 2008, to be effective as of the execution date.

ATTEST:	SMITH INTERNATIONAL, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: